Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	THREE	THREE
	MONTHS	MONTHS
	03-31-07	03-31-06

INTEREST INCOME

INTEREST AND FEES ON LOANS	$6,929,887	$3,710,827
INTEREST ON INVESTMENT SECURITIES	773,092	830,532
INTEREST ON FED FUNDS SOLD	479,035	0

	$8,182,014	$4,541,359
INTEREST EXPENSE

INTEREST ON DEPOSITS	2,931,168	1,092,101
INTEREST ON OTHER BORROWED MONEY	513,723	379,779

	$3,444,891	$1,471,880

NET INTEREST INCOME	$4,737,123	$3,069,479
PROVISION FOR LOAN LOSSES	150,000	60,000

NET INTEREST INCOME AFTER PROVISION	$4,587,123	$3,009,479

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	906,465	584,946
OTHER OPERATING INCOME	155,164	75,368
INVESTMENT SECURITIES GAINS (LOSSES)	1,213,120	414,299

	$2,274,749	$1,074,613

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$2,135,052	$1,336,293
OCCUPANCY EXPENSE	271,568	173,111
FURNITURE AND FIXTURE EXPENSE	662,903	376,167
OTHER OPERATING EXPENSES	1,130,309	576,379

	$4,199,832	$2,461,950

INCOME BEFORE TAXES	$2,662,040	$1,622,142
APPLICABLE INCOME TAXES	692,602	412,071

NET INCOME	$1,969,438	$1,210,071

NET INCOME PER SHARE:	$0.84	$0.70

NUMBER OF SHARES OUTSTANDING	2,355,030	1,732,419